UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2026, Sabre Securitization, LLC, a special purpose entity (the “SPE”) that is an indirect subsidiary of Sabre Corporation (“Sabre” or the “Company”), entered into an amendment (the “Amendment”) to its accounts receivable securitization facility with PNC Capital Markets LLC, as structuring agent, PNC Bank, N.A., as administrative agent (the “Administrative Agent”) and Class A lender, and various entities party thereto as Class B lenders (the “AR Facility”), pursuant to which the parties agreed to certain changes to the AR Facility that are expected to become effective on September 30, 2026 following the satisfaction of certain conditions precedent (the “Effective Date Changes”). In addition to adding Sabre Asia Pacific PTE. Ltd., a subsidiary of the Company, as an originator under the AR Facility, the Effective Date Changes will increase the overall size of the AR Facility from $115 million to $130 million and extend the maturity date to September 28, 2029, subject to certain springing maturity conditions summarized below. Upon the satisfaction of the conditions precedent to the Effective Date Changes, the AR Facility will consist of the existing $120 million “first-in, last-out” tranche provided by various entities advised by affiliates of Centerbridge Partners, L.P. and a $130 million revolving tranche provided by PNC Bank, N.A.

In connection with the AR Facility, certain subsidiaries of the Company have entered into (and may from time to time enter into) sale and contribution agreements pursuant to which such subsidiaries sell and/or contribute on an ongoing basis substantially all of their accounts receivable and related assets (collectively, the “Receivables”) to the SPE, a separate legal subsidiary of the Company whose sole business consists of the purchase, or acceptance through capital contributions, of the Receivables. Upon the satisfaction of the conditions precedent to the Effective Date Changes, a subsidiary of the Company based in Singapore will become party to a sale and contribution agreement pursuant to which it will sell substantially all of Receivables to the SPE.

The SPE’s assets are not available to satisfy any claims of other creditors of the Company, the Originators, or any other subsidiary of the Company.

The SPE will continue to finance its ongoing acquisitions of the Receivables in part by continuing to obtain secured loans from the lenders under the AR Facility. The amount available for borrowings at any one time under the AR Facility is limited to a borrowing base amount calculated based on the outstanding balance of eligible Receivables, subject to certain reserves, concentration limits, and other limitations. Upon the satisfaction of the conditions precedent to the Effective Date Changes, borrowings under the AR Facility will bear interest based on SOFR (as determined in accordance with the AR Facility), in each case subject to a minimum floor of 0 basis points, plus a drawn fee in the amount of 275 basis points for any “Class A Lender” (as defined therein) and a drawn fee in the amount of 625 basis points for the “Class B Lenders” (as defined therein). The AR Facility includes certain call protection provisions, which may require the SPE to pay additional fees to the Class B Lenders in connection with voluntary or mandatory prepayments made during specified periods. The SPE also pays a fee on the undrawn commitments available to it under the AR Facility. Interest and fees payable by the SPE under the AR Facility are due monthly.

The SPE pledged its ownership interest in the Receivables as collateral security for all amounts outstanding under the AR Facility, and the Servicers perform administrative and collection services relating to the Receivables on behalf of the SPE for a fee.

Upon the satisfaction of the conditions precedent to the Effective Date Changes, the AR Facility will have a scheduled termination date in September 2029, subject to a springing maturity of 91 days inside intervening maturities of certain indebtedness of the Company and its subsidiaries in excess of $65.0 million in aggregate principal amount, unless extended in accordance with its terms or earlier terminated, at which time no further advances will be available and the obligations thereunder repaid in full by no later than (i) the date that is ninety (90) days following such date or (ii) such earlier date on which the loans under the AR Facility become due and payable.

Although the Company expects the conditions precedent to the effectiveness of the Effective Date Changes will be satisfied timely and the Effective Date Changes with respect to the AR Facility will go into effect, in the event that the conditions precedent are not satisfied, the AR Facility will continue in effect on its existing terms, the Amendment will terminate, and the Effective Date Changes will not be effective.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amendment to Receivables Financing Agreement, dated as of August 4, 2026, among Sabre Securitization, LLC, as borrower, Sabre Corporation, as parent, Sabre GLBL, Inc., Sabre Asia Pacific PTE. Ltd and Sabre Global Technologies Limited, as servicers, PNC Bank, National Association, as administrative agent and Class A Lender Representative, Centerbridge Credit CS, L.P., as Class B Lender Representative, the lenders party thereto, and PNC Capital Markets LLC, as structuring agent.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2026

Sabre Corporation

By:	/s/ Michael Randolfi
Name:	Michael Randolfi
Title:	Executive Vice President and Chief Financial Officer